Exhibit 99.1
Company contacts:
Bob Blair
Investor Relations
949.672.7834
robert.blair@wdc.com
Steve Shattuck
Public Relations
949.672.7817
steve.shattuck@wdc.com
FOR IMMEDIATE RELEASE:
WD ANNOUNCES Q3 REVENUE OF $1.4 BILLION AND
NET INCOME OF $.53 PER SHARE
LAKE FOREST, Calif. — Apr. 26, 2007 — Western Digital Corp. (NYSE: WDC) today reported revenue of $1.4 billion on shipments of approximately 24.5 million units, and net income of $121 million, or $.53 per share, for its third fiscal quarter ended Mar. 30, 2007. The third quarter results include a $13 million recovery related to a receivable previously deemed uncollectible.
     The March quarter results represented strong year-over-year performance, including growth in revenue and unit shipments of 25 percent and 30 percent, respectively. In the year-ago quarter, the company reported revenue of $1.1 billion, unit shipments of 18.8 million and net income of $102 million, or $.45 per share.
     Forty-seven percent of Q3 revenue was derived from newer market sources, while 53 percent came from hard drives configured into desktop PCs. This compares with a mix in the year-ago quarter of 29 percent newer markets versus 71 percent desktop PC revenue. The company’s newer market revenue includes hard drives for notebook PCs, consumer electronics, enterprise applications, and WD branded products.

WD Announces Q3 Revenue of $1.4 Billion and
Net Income of $.53 Per Share

     The company shipped 3.7 million 2.5-inch mobile drives and 2.6 million 3.5-inch units for the PVR/DVR market, compared with 1.4 million and 1.7 million, respectively, a year ago. The branded products business was another strong factor in the diversification of the business, accounting for approximately $266 million in revenue. The company also grew unit shipments of its 3.5-inch enterprise-class drives, including the 10,000 RPM WD Raptor® and the 7,200 RPM WD RE.
     The company generated $164 million in cash from operations during the March quarter, ending with total cash and short-term investments of $875 million. It also paid off its remaining $19 million in bank debt and repurchased 1.5 million shares of common stock. Since May of 2004, the company has repurchased 11.7 million shares at a total cost of $143 million.
     “The industry saw seasonally softer demand and pricing in the March quarter and we were able to adjust to those challenges and post solid financial results, generate cash and grow in several of our newer markets,” said John Coyne, president and chief executive officer of WD. “We are pleased with our financial performance as it demonstrates our execution to the flexible WD business model and our ability to perform in a wide range of market environments.”
     The investment community conference call to discuss these results and the company’s outlook will be broadcast live over the Internet today at 2 p.m. PDT/5 p.m. EDT. The call will be accessible live and on an archived basis via the link below:
     Audio Webcast: www.westerndigital.com/investor — click on “Conference Calls”
     Telephone Replay: 866-439-3725 (toll-free) or +1-203-369-1044 (international)

WD Announces Q3 Revenue of $1.4 Billion and
Net Income of $.53 Per Share

About WD
     WD, one of the storage industry’s pioneers and long-time leaders, provides products and services for people and organizations that collect, manage and use digital information. The company produces reliable, high-performance hard drives that keep users’ data close-at-hand and secure from loss. WD applies its storage expertise to consumer products for external, portable and shared storage products.
     WD was founded in 1970. The company’s storage products are marketed to leading systems manufacturers, selected resellers and retailers under the Western Digital and WD brand names. Visit the Investor section of the company’s Web site (www.westerndigital.com) to access a variety of financial and investor information.
     This press release contains a forward-looking statement regarding the company’s ability to perform in a wide range of market environments. This forward-looking statement is based on the company’s current expectations and is subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statement, including supply and demand conditions in the hard drive industry; actions by competitors; uncertainties related to the development and introduction of products based on new technologies and successful expansion into new hard drive markets; business conditions and growth in the notebook, consumer electronics, enterprise, branded products and desktop markets; pricing trends and fluctuations in average selling prices (ASPs); changes in the availability and cost of specialized product components; changes in product and customer mix; difficulties in reducing yield losses from complex manufacturing processes and new technologies; and other risks and uncertainties listed in the company’s recent Form 10-Q filed with the SEC on February 7, 2007, to which your attention is directed. Readers are cautioned not to place undue reliance on this forward-looking statement, which speaks only as of the date hereof, and the company undertakes no obligation to update this forward-looking statement to reflect subsequent events or circumstances.
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Western Digital, WD, the WD logo, and WD Raptor are registered trademarks of Western Digital Technologies, Inc.

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

	Mar. 30,	Jun. 30,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$704	$551
Short-term investments	171	148
Accounts receivable, net	715	481
Inventories	243	205
Other	100	107

Total current assets	1,933	1,492
Property and equipment, net	672	549
Other assets, net	48	32

Total assets	$2,653	$2,073

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$851	$632
Accrued expenses	125	131
Accrued warranty	74	71
Current portion of long-term debt	14	25

Total current liabilities	1,064	859
Long-term debt	13	19
Other liabilities	40	38

Total liabilities	1,117	916
Shareholders’ equity	1,536	1,157

Total liabilities and shareholders’ equity	$2,653	$2,073

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended
	Mar. 30,	Dec. 29,	Mar. 31,	Mar. 30,	Mar. 31,
	2007	2006	2006	2007	2006
Revenue, net	$1,410	$1,428	$1,129	$4,101	$3,256
Cost of revenue	1,188	1,173	911	3,406	2,631

Gross margin	222	255	218	695	625

Operating expenses:
Research and development	75	77	79	227	226
Selling, general and administrative	32	56	39	132	127

Total operating expenses	107	133	118	359	353

Operating income	115	122	100	336	272
Net interest and other income	7	6	5	20	10

Income before income taxes	122	128	105	356	282
Income tax provision	1	—	3	4	7

Net income	$121	$128	$102	$352	$275

Net income per common share:

Basic	$.55	$.58	$.47	$1.60	$1.28

Diluted	$.53	$.57	$.45	$1.56	$1.23

Common shares used in computing per share amounts:

Basic	220	220	217	219	214

Diluted	226	226	227	226	223

WESTERN DIGITAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited)

	Three Months Ended		Nine Months Ended
	Mar. 30,	Mar. 31,	Mar. 30,	Mar. 31,
	2007	2006[1]	2007	2006[1]
Cash flows from operating activities
Net income	$121	$102	$352	$275
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	55	42	149	116
Stock-based compensation	13	9	34	25
Deferred income taxes	2	—	3	—
Other non-cash items	—	(2)	—	5
Changes in operating assets and liabilities	(27)	(49)	(74)	(154)

Net cash provided by operating activities	164	102	464	267

Cash flows from investing activities
Capital expenditures	(70)	(87)	(238)	(198)
Short-term investments, net	(16)	(36)	(23)	(18)

Net cash used in investing activities	(86)	(123)	(261)	(216)

Cash flows from financing activities
Issuance of common stock under employee plans	1	38	17	68
Repurchase of common stock	(29)	(18)	(29)	(44)
Repayment of long-term debt	(22)	(6)	(38)	(17)

Net cash (used in) provided by financing activities	(50)	14	(50)	7

Net increase (decrease) in cash and cash equivalents	28	(7)	153	58
Cash and cash equivalents, beginning of period	676	550	551	485

Cash and cash equivalents, end of period	$704	$543	$704	$543

[1]	Capital expenditures in the current period have been presented on a cash disbursements basis. The comparative amounts for capital expenditures and cash flows from operating activities have been reclassified to conform to the current period presentation.